Exhibit 3.22(b)

ARTICLES OF AMENDMENT TO THE ARTICLES OF ORGANIZATION OF LGI HOMES AZ SALES, LLC

Pursuant to the provisions of Arizona Revised Statutes §29-633, the undersigned limited liability company (the “Company”) adopts the attached Amendment to its Articles of Organization, which amends Article 5 of the existing Articles of Organization.

ARTICLE I

The name of the limited liability company is LGI HOMES AZ SALES, LLC, and the file number assigned to it by the Arizona Corporation Commission is L-l723261-2.

ARTICLE II

The original Articles of Organization were filed on December 1, 2011, and have not been subsequently amended.

ARTICLE III

The document attached hereto as Exhibit A and incorporated herein by this reference sets forth the Amendment to the Articles of Organization which was adopted by the sole member of the limited liability company on May 18, 2017, in the manner prescribed by the Arizona Revised Statutes §29-633.

DATED: May 18, 2017.

LGI HOMES AZ SALES, LLC, an Arizona limited liability company			Consented to by the undersigned sole member of the Company:

By:	LGI Homes Group, LLC,		LGI Homes Group, LLC,
	a Texas limited liability company,		a Texas limited liability company,
Title:	Manager
			By:	/s/ Meg Britton
	By:	/s/ Meg Britton	Name: Meg Britton
	Name: Meg Britton		Title: Officer and Authorized Signatory
Title: Officer and Authorized Signatory

Exhibit A

AMENDMENT TO

ARTICLES OF ORGANIZATION

OF

LGI HOMES AZ SALES, LLC

1.	Article 5 of the Articles of Organization of LGI HOMES AZ SALES, LLC, an Arizona limited liability company, is hereby amended to read in its entirety as follows:

5. Name and Address. The names and addresses of the Managers of the Company are as follows:

LGI Homes Group, LLC,	Tracy A. Norton
a Texas limited liability company	11445 East Via Linda, Ste. 2196
1450 Lake Robbing Dr. Ste. 430	Scottsdale, AZ 85259
The Woodlands, TX 77380

The sole Principal Manager shall be LGI Homes Group, LLC, a Texas limited liability company. The initial Broker Manager shall be Tracy A. Norton. The Broker Manager’s authority to act as a Manager shall be effective only upon (i) the Broker Manager’s becoming licensed as a designated broker pursuant to Arizona law; and (ii) the Company’s obtaining a broker’s license pursuant to Arizona law. As a Manager, the Broker Manager shall only have the authority to (i) perform those functions required to be performed by a designated broker pursuant to Arizona law; and (ii) perform those other functions to the extent authority is granted by the Principal Manager and then only in accordance with the rules and procedures set by the Principal Manager as such may be amended by the Principal Manager.